                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint DAVID FREMED AND HARRY RUBIN, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Annual Report on Form 10-K of Infogrames, Inc. for the fiscal year ended March 31, 2000, and any and all amendments thereto.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         /s/ Bruno Bonnell                           Chief Executive Officer                   June 27, 2000
------------------------------------                      and Director
         Bruno Bonnell

         /s/ Steven A. Denning                              Director                           June 27, 2000
------------------------------------
         Steven A. Denning

         /s/ Denis Guyennot                                 Director                           June 27, 2000
------------------------------------
         Denis Guyennot

         /s/ Thomas A. Heymann                              Director                           June 27, 2000
------------------------------------
         Thomas A. Heymann

         /s/ Ann E. Kronen                                  Director                           June 27, 2000
------------------------------------
         Ann E. Kronen

         /s/ Thomas Schmider                                Director                           June 27, 2000
------------------------------------
         Thomas Schmider